Calculation of Filing Fee Tables
S-8
Freshworks Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.00001 par value per share, 2021 Equity Incentive Plan	Other	14,171,355	$ 7.48	$ 106,001,735.40	0.0001381	$ 14,638.84
2	Equity	Class A common stock, $0.00001 par value per share, 2021 Equity Incentive Plan	Other	2,834,271	$ 6.36	$ 18,025,963.56	0.0001381	$ 2,489.39
Total Offering Amounts:						$ 124,027,698.96		$ 17,128.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,128.23
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Class A common stock of Freshworks Inc. (the "Registrant") that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Class A common stock, as applicable. Fee calculation is estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of $7.48 the average of the high and low prices of the Registrant's Class A common stock as reported on the Nasdaq Global Select Market on February 20, 2026. Represents 14,171,355 additional shares of Class A common stock that were automatically added to the shares authorized for issuance under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") on January 1, 2026 pursuant to an annual "evergreen" increase provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan will automatically increase on the first day of each calendar year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 5% of the total number of shares of the Registrant's common stock of all classes outstanding on December 31st of the immediately preceding calendar year and (b) a number of shares determined by the Registrant's board of directors.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Class A common stock of the Registrant that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Class A common stock, as applicable. Fee calculation is estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of $6.36, the average of the high and low prices of the Registrant's Class A common stock as reported on the Nasdaq Global Select Market on February 20, 2026, multiplied by 85%, which is the percentage of the price per share applicable to shares issued under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP"). Represents 2,834,271 additional shares of Class A common stock that were automatically added to the shares authorized for issuance under the 2021 ESPP on January 1, 2026 pursuant to an annual "evergreen" increase provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP will automatically increase on the first day of each calendar year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 1% of the total number of shares of the Registrant's common stock of all classes outstanding on December 31st of the immediately preceding calendar year, (b) 13,000,000 or (c) a number of shares determined by the Registrant's board of directors.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A